UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 2, 2012

(Date of earliest event reported)

UNION FIRST MARKET BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-20293	54-1598552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 2, 2012, Union First Market Bankshares Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with James E. Ukrop and the Third Amended and Restated James Edward Ukrop Revocable Trust Under Trust Agreement Dated as of September 24, 2007. Pursuant to the Agreement, the Company repurchased 335,649 shares of its common stock for an aggregate purchase price of $4,363,437, or $13.00 per share. The repurchase was funded with cash on hand. The Company intends to transfer 115,384 of the repurchased shares to its Employee Stock Ownership Plan for $13.00 per share. The remaining 220,265 shares will be retired.

Mr. Ukrop, a director of the Company, elected to sell the shares in order to curtail a construction project loan from an unaffiliated lender which was secured by the shares. Following the sale, Mr. Ukrop will continue to hold, directly and indirectly, 874,064 shares, or approximately 3.4%, of the Company’s outstanding common stock.

The foregoing summary of the Stock Purchase Agreement is qualified by reference to the full text of the Stock Purchase Agreement, which is included as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

10.1	Stock Purchase Agreement dated February 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION FIRST MARKET BANKSHARES CORPORATION

By:	/s/ D. Anthony Peay
D. Anthony Peay
Executive Vice President and
Chief Financial Officer

Date: February 6, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Stock Purchase Agreement dated February 2, 2012.